CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.33

                           LABCHIP SOLUTIONS AGREEMENT

        This LABCHIP SOLUTIONS AGREEMENT ("Agreement"), dated as of September 21, 2001 (the "Effective Date"), is entered into by and between AMPHORA DISCOVERY CORP., a Delaware corporation ("Amphora"), and CALIPER TECHNOLOGIES CORP., a Delaware corporation ("Caliper"). Any capitalized terms used herein but not defined shall have the meaning ascribed to them in the Intellectual Property Agreement.

                                    RECITALS

        WHEREAS, Caliper has developed proprietary microfluidics and miniaturization technology applicable to pharmaceutical candidate Screening techniques; and

        WHEREAS, Amphora is in the business of screening agents and compounds using Caliper's technology and commercializing the data for use by third parties; and

        WHEREAS, Caliper and Amphora have entered into an Intellectual Property Agreement of even date herewith which contains certain exclusivity, licensing and other collaboration provisions; and

        WHEREAS, Caliper and Amphora desire to establish a commercial relationship for the purchase of Caliper's goods and services by Amphora.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.  DEFINITIONS

    1.1. "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" means the possession of the power to direct the management or policies of a Person through ownership of fifty percent (50%) or more of its voting securities entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority).


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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    1.2.   "AMPHORA DEVELOPED PRODUCT" shall mean any product or component, including software, that is used in or reasonably useful for Screening and that is developed or made by or on behalf of Amphora pursuant to the license granted in Section 6.1.1, provided that the development, manufacture or use of such product by or on behalf of Amphora would infringe one or more claims of Patent Rights included in the Caliper Intellectual Property absent such license and not merely trade secret rights.

    1.3. "AMPHORA IMPROVEMENTS" shall mean all inventions (whether or not patentable), discoveries, methods, compositions and other trade secrets and know-how (collectively, "Improvements") that are conceived or first reduced to practice by Caliper, solely or jointly with others, during the Term and in the course of performing services on behalf of Amphora hereunder, except as otherwise mutually agreed in writing, or otherwise using Amphora Materials, to the extent they are directed to drug discovery uses for biological targets or compounds provided by Amphora, or Target Assay Protocols or Screening data generated on Amphora's behalf. Amphora Improvements shall exclude all LabChip Improvements.

    1.4. "CALENDAR QUARTER" shall mean a period of three consecutive calendar months commencing with any of January, April, July, or October.

    1.5. "CALIPER INTELLECTUAL PROPERTY" shall have the meaning assigned in the Intellectual Property Agreement.

    1.6. "CHIP" shall mean a microfluidic chip offered for sale or otherwise made available by Caliper to any Person, for use in a system which is used in, or useful for, Target Assay Protocol development or Screening, or otherwise generating data for a Multi-Target Screening Database (as defined in the Intellectual Property Agreement).

    1.7. "CONFIDENTIAL INFORMATION" of a party shall mean all information provided by such party to the other party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, whether in writing, orally or otherwise, provided that such information is either (i) the type of information that is customarily treated as confidential by the disclosing party, or (ii) specifically designated as confidential, in writing orally or otherwise, at the time of disclosure or reasonably promptly thereafter.. Subject to the foregoing, Confidential Information may include without limitation, data; knowledge; practices; processes; ideas; research plans; chemical compounds; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing party or to its present or future products, sales, suppliers, customers, employees, investors or business. Notwithstanding the foregoing,


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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           information shall not be deemed Confidential Information for purposes of this Agreement if such information:

               (a) was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the disclosing party, as shown by the receiving party's files and records immediately prior to the time of disclosure;

               (b) was generally available or known to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available or known to the public or otherwise part of the public domain after its disclosure to the receiving party through no fault of the receiving party;

               (d) was disclosed to the receiving party or its Affiliates, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

               (e) was independently discovered or developed by the receiving party or its Affiliates without the use of Confidential Information belonging to the disclosing party.

    1.8. "CONTRACT YEAR" shall mean a period of one year commencing on the Effective Date or on any anniversary of the Effective Date.

    1.9. "COST OF GOODS" shall mean the cost of goods sold for the particular Product as calculated by Caliper in accordance with GAAP as GAAP is applied by Caliper in generating its publicly reported financial statements. As used herein, "GAAP" shall mean the then-current applicable Generally Accepted Accounting Principles in the United States consistently applied as recognized or accepted by the United States Securities and Exchange Commission and the Financial Accounting Standards Board.

    1.10. "DATAPOINT" shall mean each time an Instrument System introduces a sample into a Chip through a sipper in order to perform a particular LabChip Assay. As an example, on a standard Chip, a Datapoint is acquired each time a sipper introduces such a sample into the Chip by dipping into a well.

    1.11. "EFFECTIVE DATE" shall have the meaning stated in the introductory paragraph of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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    1.12.  "EFFECTIVE FILING DATE" shall mean the earliest effective priority filing date to which the Patent Right is entitled in the applicable country, as determined on a claim by claim basis, in accordance with applicable law. By way of example, it is understood that the Effective Filing Date for each claim in a United States patent is the earlier of (i) the actual filing date of the United States patent application which issued into such patent, (ii) the priority date under 35 U.S.C. Section 119 for such claim, or (iii) the priority date under 35 U.S.C. Section 120 for such claim.

    1.13.  "FORECAST" shall have the meaning set forth in Section 2.4.1.

    1.14. "FTE" shall mean one or more Caliper full-time equivalent person(s), whether employees, contractors or consultants, engaged in activities on Amphora's behalf under this Agreement for the equivalent of one full-time employee's time (assuming a 40-hour workweek).

    1.15. "GENERAL ASSAY PROTOCOL" shall mean the protocol and set of biochemical conditions for performing a Screening assay on an Instrument System and Chip, which protocol and conditions are generally applicable to assays for multiple different biological targets.

    1.16. "INSTRUMENT SYSTEM" shall mean the collection of hardware and software for use with Chips in a Screening system offered for sale or otherwise made available by Caliper to any Person, which system is used in, or useful for, Target Assay Protocol development or Screening, or otherwise generating data for a Multi-Target Screening Database (as defined in the Intellectual Property Agreement).

    1.17. "INTELLECTUAL PROPERTY AGREEMENT" shall mean that certain Intellectual Property Agreement by and between the parties hereto of even date herewith.

    1.18. "IP" shall mean any and all rights in, to or arising out of any Patent Rights, trade secrets, know how or copyright rights.

    1.19. "LABCHIP ASSAY" shall mean the complete protocol and set of biochemical conditions selected by a party for performing a Screening assay for a particular biological target on an Instrument System and Chip, consisting of the Target Assay Protocol plus the General Assay Protocol. LabChip(R) is a registered Caliper trademark but is printed without the registration mark in this Agreement for convenience.

    1.20. "LABCHIP IMPROVEMENTS" shall mean all inventions (whether or not patentable), discoveries, methods, compositions and other trade secrets and know-how (collectively


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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           "Improvements") that are conceived or first reduced to practice by
           Amphora, solely or jointly with others, (i) during the Term, (ii) based upon or as a result of access to Caliper Intellectual Property or products provided under this Agreement or the Related Agreements, and (iii) to the extent they are directed to the design, development or manufacture of microfluidic chips or chip interfaces. For purposes of (iii), "directed to" means that the Improvement does not have a material practical application other than with regard to microfluidic chips. "Chip interface" means the first tier physical and optical interface between a microfluidic chip and associated hardware. "LabChip Improvements" specifically include, but are not limited to,
           (a) chip designs and formats, (b) the chip cartridge design, (c) how the actuation forces (e.g., pressure, electrical) are applied to the chip, (d) physical or chemical methods for measuring temperature in channels, (e) Improvements directed to the Library Card System and
           (f) methods of controlling physical conditions for reagents on the chip (e.g. control of evaporation and temperature in on-chip reservoirs, or control of temperature or pressure in chip channels). For purposes of (e), "directed to" means that the Improvement does not have a material practical application other than with regard to Library Card Systems. "LabChip Improvements" specifically exclude, among other things, Target Assay Protocols.

    1.21. "LIBRARY CARD SYSTEM" shall mean the system for low quantity, high-density storage of compounds retrievable with sipper chips, as further described in (i) Caliper's internal product lifecycle documentation as of the Effective Date, and (ii) pending patent applications filed by Caliper.

    1.22. "LICENSABLE INTELLECTUAL PROPERTY" shall have the meaning assigned in the Intellectual Property Agreement.

    1.23.  "MATERIALS" shall have the meaning specified in Section 7.4.

    1.24. "NEW LAB-ON-A-CHIP PRODUCTS" shall mean any product or component, including software, hardware, a microfluidic chip, a reagent, a LabChip Assay, that (i) is, or is used in, a chip-based system that utilizes Caliper's microfluidic chip technologies, (ii) is used in or reasonably useful for Screening and (iii) is not a Product as of the Effective Date. New Lab-on-a-Chip Products shall not include anything that constitutes a LabChip Improvement or Amphora Improvement.

    1.25. "PATENT RIGHTS" shall have the meaning assigned in the Intellectual Property Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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    1.26.  "PERSON" shall mean an individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, any governmental agency or political subdivision thereof, or any other legal entity.

    1.27. "PRODUCTION YEAR" shall mean a period of one year commencing on the Validation Date or on any anniversary thereof.

    1.28. "PRODUCTS" shall mean all Instrument Systems, Chips, and other products and components, including hardware, Software and reagents, that (i) Caliper offers for sale or otherwise makes available during the Term to any Person and (ii) are used in, or useful for, LabChip Assay development or Screening, or otherwise generating data for a Multi-Target Screening Database (as defined in the Intellectual Property Agreement). For avoidance of doubt, Products shall include but not be limited to the products set forth in Exhibit B.

    1.29.  "PROJECTED AVAILABILITY DATE" shall have the meaning specified in
           Section 5.3.1.

    1.30. "PURCHASE TERMS" shall mean the purchase terms and conditions set forth in Exhibit A.

    1.31. "SCHEDULED DELIVERY DATE" shall mean the date on which Amphora has requested that a Product shall be shipped to Amphora, subject to the ordering lead times set forth in Section 2.4.

    1.32. "SCREENING" shall have the meaning specified in the Intellectual Property Agreement.

    1.33. "SCREENING DATABASE BUSINESS" shall have the meaning specified in the Intellectual Property Agreement.

    1.34. "SPECIFICATIONS" shall mean the system specifications that accompany a Product or that are provided by Caliper in connection with the purchase of a Product.

    1.35. "TARGET ASSAY PROTOCOL" shall mean the protocol and set of biochemical conditions for performing a Screening assay on an Instrument System and Chip, which protocol and conditions have been selected by a party for assaying one particular biological target. Target Assay Protocol shall not include any elements of such protocol or biochemical conditions that are included in the General Assay Protocol.

    1.36.  "TERM" shall have the meaning set forth in Section 12.1.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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    1.37.  "TWELVE SIPPER SYSTEM" shall mean a system that contains (i) a Chip that has twelve sippers, (ii) the instrument and software on which such a Chip operates, and (iii) a standard LabChip Assay that can be run on the foregoing Chip, Instrument System and software.

    1.38. "VALIDATION DATE" shall mean the date on which the initial quantities of Chips mutually agreed upon by the parties have been delivered to Amphora, and the initial shipment of Instrument Systems in a quantity to be mutually agreed have been installed by Caliper at Amphora's North Carolina offices (or as otherwise mutually agreed), and demonstrated by Caliper to function in accordance with the Specifications for such Instrument Systems and in performing Caliper's standard fluorogenic LabChip Assay. The parties expect such testing to be completed by October 31, 2001.

2.  PRODUCTS

    2.1. PRODUCT SALES. Throughout the Term, Caliper shall make available to Amphora all Products that Caliper makes commercially available to any customer. Caliper shall make all Products set forth on Exhibit B available to Amphora in accordance with the terms and conditions of this Agreement (including the Purchase Terms), without additional terms or restrictions. Caliper shall make available to Amphora other Products in accordance with Caliper's standard terms, provided that such Products may be subject to certain additional restrictions, limitations, or terms, provided that such restrictions, terms and limitations shall be commercially reasonable and shall not materially adversely affect Amphora's rights under this Agreement or the Intellectual Property Agreement. In addition, during the course of this Agreement, Caliper may offer Amphora the opportunity to receive products other than Products. For example, Amphora may receive products being commercialized through Caliper's research collaboration with Agilent. Terms related to such transactions will be agreed upon separately or established for all customers by Caliper and Agilent, and are not intended to be included under the scope of this Agreement except as otherwise set forth herein. Caliper shall treat Amphora equally with all other Caliper customers in the offering of Products and terms therefor. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT, OR OTHER DOCUMENT ISSUED BY EITHER PARTY FOR A PRODUCT SET FORT ON EXHIBIT B WHICH ARE IN ADDITION TO OR INCONSISTENT WITH THIS AGREEMENT OR THE INTELLECTUAL PROPERTY AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED, UNLESS SUCH ADDITIONAL TERMS AND CONDITIONS ARE SET FORTH IN A WRITING SIGNED BY BOTH PARTIES.

    2.2.   INITIAL SYSTEMS.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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           2.2.1. INITIAL PURCHASE ORDER. With respect to Products purchased under the first purchase order submitted by Amphora hereunder, Caliper shall resolve any performance issues within five (5) business days of written notice from Amphora.

           2.2.2. PURCHASE COMMITMENT. Subject to the terms and conditions of this Agreement, including the Purchase Terms, and notwithstanding the lead times set forth in Section 2.4, Amphora shall place orders for and take delivery of, at least eleven (11) Instrument Systems prior to December 31, 2001. Caliper shall ship the foregoing Instrument Systems pursuant to a schedule reasonably requested by Amphora. The Instrument Systems ordered concurrently with the execution of this Agreement shall be counted toward the foregoing purchase commitment. Prior to December 31, 2002, Amphora shall purchase, and Caliper shall deliver to Amphora, at least an additional eleven (11) Instrument Systems, subject to the terms and conditions of this Agreement, including the Purchase Terms. Notwithstanding anything to the contrary, Amphora shall have the right to suspend orders and delivery of further Instrument Systems under this Section 2.2 without breach in the event of ongoing, material warranty or installation issues with at least 20% of delivered or installed Instrument Systems purchased by Amphora, which issues are not resolved within forty-five (45) days of written notice by Amphora. Upon resolution of the warranty or installation issue, the schedule for delivery of subsequent Instrument Systems will be reasonably adjusted in light of any delay relating to such issue, if such an adjustment is requested by Amphora.

     2.3. [ * ] PRODUCTS. Notwithstanding Section 2.1, during the Exclusivity Period, [ * ] any product reasonably useful for Screening that is [ * ] and incorporates any Caliper Intellectual Property, provided that Amphora may [ * ] incorporate Caliper Intellectual Property. If [ * ] incorporating Caliper Intellectual Property that Caliper [ * ] during the Exclusivity Period, then, upon Amphora's request, Caliper [ * ] it to Amphora upon commercially reasonable terms.

    2.4.   FORECASTS AND ORDERS.

           2.4.1. FORECASTS. Amphora shall provide to Caliper, within thirty
                 (30) days after the Effective Date and by the fifth day of each subsequent Calendar Quarter during the Term, Amphora's written, good-faith forecast of the quantity of Chips and Instrument Systems that Amphora anticipates it will order in each month during the following twelve-month period (each, a "Forecast"), provided that the number of Chips in the first six (6) months of each Forecast may not be increased by more than 20% over the immediately preceding Forecast for the same period without the written consent of Caliper. If a new Chip or Instrument System is made available hereunder, an initial Forecast shall be provided by Amphora, which initial Forecast shall serve as the first


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                 Forecast for such Chip and/or Instrument System under this
                 Section 2.4.1, with deliveries commencing at a date mutually agreed upon by the parties, which Caliper shall not require to be later than when Caliper first makes such Chip or Instrument System available to any third party Caliper shall supply to Amphora the quantities of Chips and Instrument Systems set forth in each Forecast to the extent set forth in Section
                 2.4.2. Notwithstanding anything set forth in this Section 2.4, if a Forecast for two (2) consecutive calendar months exceeds by more than 25% the actual orders placed by Amphora for such months, then Caliper shall be required to supply, in the immediately following calendar month, the lesser of (i) the percentage of Products required under Section 2.4.2 below, or
                 (ii) the percentage of Products required under Section 2.4.2 minus the average percentage by which the previous two months' Forecast exceeded actual orders in such months. For example, if the Forecast for two consecutive months exceeded actual orders by 30% and 50% respectively, then Caliper shall only be required to supply 60% of the Products that would otherwise be required for the following month under Section 2.4.2.

           2.4.2. ORDERS. If Amphora provides to Caliper a purchase order for Chips at least three (3) months prior to the Scheduled Delivery Date for such Chips, then Caliper shall supply such Chips by such date, provided that Caliper shall not be required to timely supply that number of Chips which is in excess of 110% of the Forecast in the immediately preceding Calendar Quarter, provided that Caliper shall use commercially reasonable efforts to fill orders for such quantities of Chips from available supplies. If Amphora provides to Caliper a purchase order for Instrument Systems at least six (6) months prior to the Scheduled Delivery Date for such Instrument Systems, then Caliper shall supply such Instrument Systems by such date, provided that Caliper shall not be required to timely deliver that number of Instrument Systems which is in excess of 120% of the Forecast provided to Caliper in the Calendar Quarter prior to the immediately preceding Calendar Quarter, provided that Caliper shall use commercially reasonable efforts to fill orders for such excess quantities of Instrument Systems from available supplies. Caliper shall notify Amphora within fifteen
                 (15) calendar days from receipt of a purchase order of its ability to fill any amounts of such order in excess of the quantities that Caliper is obligated to supply. It is acknowledged and agreed that the parties may mutually agree from time to time to substitute new or improved Chips for existing Chips set forth in Amphora's Forecasts. The appropriate employees from each party shall meet on a monthly basis, or as otherwise mutually agreed, to discuss the Forecasts.

           2.4.3. EARLY DELIVERY. For Chips delivered more than fifteen (15) calendar days in advance of the Scheduled Delivery Date, Amphora shall have the right to return such Chips to Caliper freight collect (with risk of loss remaining on Caliper) or accept such Chips


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                 with payment terms based upon the Scheduled Delivery Date and not the date of shipment by Caliper.

3.  SERVICES

    3.1. GENERAL. During the Term, Amphora shall have the right to request that Caliper perform the services set forth herein, and such services shall be provided by Caliper to Amphora, and contractors working on Amphora's behalf, subject to the terms set forth herein. Services to be provided by Caliper shall include, without limitation, (i) LabChip Assay development for targets selected by Amphora, (ii) installation, maintenance, and support for Product and training and support for Amphora personnel developing LabChip Assays or using Products, (iii) custom development projects, and (iv) instrument platform extensions.

    3.2. PROJECT PLAN. Subject to Section 3.4, each year during the Term, or as otherwise mutually agreed by the parties, Amphora and Caliper shall agree upon the services to be provided by Caliper to Amphora during such year or other time period (the "Project Plan"), subject to Caliper's determination of commercial and technical feasibility, and mutual agreement upon commercially reasonable terms for such services. Amphora and Caliper will jointly propose priorities and tasks to be accomplished by Caliper to support the Project Plan. Caliper will determine the necessary personnel resources and provide estimates (in writing, if requested) of the projected time needed to perform relevant tasks for, and the technical feasibility of various tasks included in, the Project Plan. The parties may amend the Project Plan at any time upon mutual agreement.

    3.3.   TYPES OF SERVICE.

           3.3.1. LABCHIP ASSAY DEVELOPMENT. Throughout the Term, LabChip Assays for Amphora's targets will be developed collaboratively by the parties or solely by Amphora, as determined by Amphora. In general, where Caliper is developing a LabChip Assay for Amphora, Amphora will develop the appropriate biochemical and/or cellular reagents for the LabChip Assay and will provide the necessary (as determined by Amphora) quantities of reagents to Caliper. With respect to each Chip for use in a LabChip Assay desired by Amphora, Caliper shall supply such Chip to Amphora in accordance with the terms and conditions in this Agreement, including the ordering and forecasting terms set forth in Section 2.4. Caliper shall use commercially reasonable efforts to make such Chip available to Amphora as soon as possible after Amphora's request.

           3.3.2. TRAINING. As Amphora requests at any time during the Term, one or more Caliper employees shall provide training for Amphora employees in development of LabChip


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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                 Assays and use of Products, with the intended result of making
                 Amphora independent in its use of the Products and in LabChip Assay development. The parties will attempt to schedule such training at mutually convenient times, provided that Caliper shall use commercially reasonable efforts to meet the timing requested by Amphora. Caliper shall also use commercially reasonable efforts to provide the training at the locations requested by Amphora, including a number of visits to Amphora's facilities in North Carolina to be mutually agreed.

           3.3.3. INSTALLATION. It is acknowledged and agreed that, if the parties have not previously agreed upon an installation date for an Instrument System or component thereof, then within thirty (30) calendar days after Amphora's request for installation, Caliper shall install such Instrument System at the location specified by Amphora. There shall be no charge by Caliper for such installation of each such Instrument System at one initial location, it being understood that the fees for such services are included in Amphora's purchase price for such Instrument System. The parties shall mutually agree upon the installation, testing and acceptance criteria and processes for Instrument Systems.

           3.3.4. MAINTENANCE AND SUPPORT. Caliper shall provide software and equipment upgrades at Caliper's option, and technical telephone support of Products, pursuant to the Purchase Terms set forth in Exhibit A at no charge, it being understood that the fees for such upgrades and support are included in Amphora's purchase price for the applicable Product. Additional upgrades, maintenance and support services shall be available at an additional charge.

    3.4. FIRST YEAR FTES. Subject to the terms and conditions of this Agreement, during the first Contract Year, Caliper shall provide to Amphora, and Amphora shall request, the assistance and support of four (4) FTEs. Amphora shall have the right to use FTEs under this
           Section 3.4 for the performance of any services set forth herein, including the services set forth in this Article 3, subject to the terms of a Project Plan. Caliper and Amphora shall agree upon a Project Plan for such 4 FTEs. The parties may mutually agree in writing to adjust the foregoing FTE commitment.

    3.5. QUALIFICATIONS. All services performed hereunder will be performed in a high quality, professional, and workmanlike manner consistent with industry practices and standards applicable to services of the type being provided. Caliper will use commercially reasonable efforts at all times to assign only individuals with the skills, experience, training and qualifications reasonably sufficient to perform services in accordance with this Agreement. Amphora shall have the right to require Caliper to replace, within sixty (60) days following Amphora's written request, any individual performing services who Amphora determines does not meet the criteria set forth above. If Caliper fails to comply with its obligations this


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.


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           Section 3.5, then at Amphora's request and at no cost or expense to
           Amphora, Caliper shall promptly re-perform the relevant services. Caliper shall use commercially reasonable efforts in order to minimize materially disruptive changes in the Caliper personnel that provide Amphora support during a project.

    3.6. AGREEMENTS WITH EMPLOYEES AND CONSULTANTS. Caliper shall have and maintain an agreement with each employee, consultant, and other individual performing services for Amphora under this Agreement such that, as between Caliper and such individual, all technology and IP invented or developed by such individual in the course of performing the services is assigned to and owned solely by Caliper. As between Caliper and Amphora, ownership shall be determined in accordance with the terms and conditions of this Agreement or a Related Agreement unless otherwise agreed in a writing signed by both parties.

    3.7. FACILITY RULES. All individuals provided by Caliper to perform services, while on Amphora's premises, shall comply with all applicable rules and regulations of Amphora. No such individual shall stop, delay or interfere with Amphora's day-to-day operations without the prior written consent of Amphora. Caliper shall be solely responsible for compliance with the laws, rules, and regulations of any government entity with respect to all such individuals, including employment of labor, hours of labor, payment of wages, payment of taxes, unemployment, social security and other payroll taxes, and obtaining applicable contributions from such individuals when so required by law.

    3.8. THIRD PARTY TECHNOLOGY. Caliper shall not use any IP or technology owned by a third party in connection with any services hereunder, or disclose any such third party IP or technology to Amphora, unless Caliper obtains Amphora's prior written consent and provides Amphora with all information reasonably requested by Amphora regarding such IP and technology, in each case, if Caliper's use of such third party technology in connection with the provision of services to Amphora, or Amphora's exploitation of the results of Caliper's services, would violate any agreement with or proprietary right of the third party.

    3.9. DEVELOPMENT RECORDS. Caliper shall make commercially reasonable efforts to maintain reasonable records relating to services provided under this Agreement.

    3.10. REPORTING. Caliper shall deliver written reports to Amphora within the first ten (10) days of each Calendar Quarter describing the actual time applied by Caliper's employees and designees to Amphora support tasks in the preceding Calendar Quarter. Such reports shall include a reasonable description of the project, the name of each individual performing the work, and the time spent by such individual to perform the project on a daily basis.


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.


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4.  PRICING AND PAYMENTS

    4.1. INSTRUMENT SYSTEM PRICING. Instrument Systems identified on Exhibit C (and materially similar Instrument Systems with minor modifications or improvements) (collectively, "Current Instrument Systems") and all Instrument Systems other than Current Instrument Systems ("Future Instrument Systems") purchased during the first two Contract Years shall be offered to Amphora at the discounts set forth in Exhibit C. The discount rate for Class I Products shall be based upon the total aggregate number of Class I Products purchased in the then current Contract Year. The discount rate for Class II Products shall be based upon the total aggregate number of Class II Products purchased in the then current Contract Year. Future Instrument System purchases in each Contract Year shall be aggregated with Amphora's total purchases of Current Instrument Systems during such Contract Year within each Instrument System class set forth on Exhibit C for the purpose of determining Amphora's discount rate for such Future Instrument Systems. For purposes of Exhibit C, "Class I" Instrument Systems are Current Instrument Systems and Future Instrument Systems for Screening that have environmental controls and plate handling capability, and "Class II" Instrument Systems are Current Instrument Systems and Future Instrument Systems that do not include environmental controls and plate handling capability.

    4.2. CHIP AND DATAPOINT PRICING. Until the end of the second Production Year, the pricing for each Chip and Datapoint derived from a Chip shall be as set forth in this Section 4.2.

           4.2.1. CHIPS. Subject to the terms and conditions of this Agreement, Caliper will sell Chips to Amphora at the lesser of (i) the then-current list price for the volumes purchased by Amphora (the current list price for a 4-sipper Chip is $250), or (ii) Caliper's Cost of Goods plus a percentage mark-up not to exceed 50% of the Cost of Goods for the applicable Chip.

           4.2.2. DATAPOINTS.

                 4.2.2.1. FIRST PRODUCTION YEAR. Subject to the terms and
                        conditions of this Agreement, Amphora shall pay to Caliper a one-time fixed price of $2,000,000 for all Datapoints generated prior to the end of the first Production Year, regardless of the number of Datapoints actually generated.

                 4.2.2.2. SECOND PRODUCTION YEAR. Subject to the terms and
                        conditions of this Agreement, Amphora shall pay to Caliper a one-time minimum price of US$4,000,000, and a maximum total aggregate price of $6,000,000, for all Datapoints produced during the second Production Year. If Amphora produces [ * ] Datapoints during the second Production Year, then Amphora shall pay Caliper [ * ] produced by


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                        Amphora during the second Production Year (such
                        additional price to be paid monthly thereafter in accordance with Section 4.5.3), up to a maximum total price of US$6,000,000 for all Datapoints generated in the second Production Year.

                 4.2.2.3. VALID DATAPOINTS. If Amphora submits a service or warranty claim for a defective Chip or Instrument System, then the Datapoints generated by such Chip or Instrument System during the period in which Amphora claims that such Chip or Instrument System was defective shall not count towards the total number of Datapoints generated by Amphora for purposes of invoicing Amphora for Datapoint fees under Section 4.2.2.2 above, provided that (i) Amphora shall have in place sufficient quality control procedures to, and shall in the event of a warranty claim, cease use of, the allegedly defective Chip or Instrument System within one (1) day of Amphora becoming aware of the defect; (ii) Amphora shall report such defective Product and, in the event of a defective Chip, return the Chip to Caliper, within five (5) calendar days of Amphora becoming aware of the defect, and (iii) the claim was subsequently verified or accepted by Caliper, such review by Caliper to occur within thirty (30) days after the claim is submitted by Amphora. The parties shall cooperate to establish further procedures to administer this Section 4.2.2.3.

                 4.2.2.4. FAILURE OF CHIP SUPPLY. Notwithstanding Sections
                        4.2.2.1 and 4.2.2.2, if, in any Calendar Quarter during the first two Production Years, Caliper fails to supply to Amphora by the Scheduled Delivery Date at least 80% of the Chips that Caliper is required to supply pursuant to Section 2.4, then a percentage of the quarterly Datapoint fees that were paid by Amphora at the beginning of such Calendar Quarter shall be reimbursed by Caliper to Amphora as a credit or refund in accordance with Section 4.2.2.6 below. The percentage of such Datapoint fees to be reimbursed shall equal the difference between 100% and the actual percentage of such Chips delivered by Caliper to Amphora by the Scheduled Delivery Date during such Calendar Quarter.

                 4.2.2.5. CHIP WARRANTY ISSUES. Notwithstanding Sections 4.2.2.1
                        and 4.2.2.2, if, in any Calendar Quarter during the first two Production Years, more than 20% of Chips delivered in any Calendar Quarter are returned by Amphora due to a warranty claim, and Caliper's warranty or service organization agrees to provide any accommodation to Amphora in view of such warranty claim (applying the same standards Caliper applies to warranty claims from its other customers), then a percentage of the quarterly Datapoint fees that were paid by Amphora at the beginning of such Calendar Quarter shall be reimbursed by Caliper to Amphora as a credit or refund in accordance with Section 4.2.2.6 below. The percentage of


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                        Datapoint fees to be reimbursed shall equal the
                        difference between 100% and the percentage of Chips delivered to Amphora during such Calendar Quarter that were not the subject of an acknowledged warranty claim as set forth above.

                 4.2.2.6. REIMBURSEMENT PROCEDURE. Each reimbursement accruing in a Calendar Quarter pursuant to this Section 4.2.2 shall be provided by Caliper to Amphora as a credit against Datapoint fees due at the beginning of the immediately following Calendar Quarter; provided that if the applicable failure or delay occurs during the last Calendar Quarter for which a quarterly payment is made under Sections 4.2.2.1 and 4.2.2.2, then reimbursement shall be provided as refund paid by Caliper to Amphora within thirty (30) days after the end of such Calendar Quarter. Any reimbursements or reductions of quarterly Datapoint fees pursuant to this Section 4.2.2 shall be cumulative, provided that reimbursements by Caliper shall not exceed the total amount of Datapoint fees due to Caliper in any Calendar Quarter.

    4.3. SERVICES PRICING. From the Effective Date until the end of the first Production Year, services provided hereunder shall be invoiced at a rate of [ * ] (excluding travel expenses for which Amphora is responsible as set forth below). Thereafter, such services shall be provided by Caliper at rate that is no greater than Caliper's then-current list price for comparable services. Amphora will reimburse Caliper for Caliper's out of pocket costs of airfare, hotel accommodations, and meals reasonably necessary in connection with the applicable service pursuant to a reimbursement policy mutually agreed by the parties.

    4.4. [ * ]. From the beginning of [ * ] until the end of the Term, when Amphora enters into negotiations with Caliper regarding the pricing and other purchase terms of Datapoints and/or Products ("[ * ] Products"), [ * ].

    4.5.   PAYMENT TERMS.

           4.5.1. GENERAL. All amounts set forth in this Agreement are in U.S. dollars. Caliper shall invoice Amphora on the date of shipping of a Product. Amphora shall pay all invoices within thirty (30) calendar days of receipt. Except as expressly set forth herein, Caliper shall bear all direct and other costs associated with its personnel performing services. Except as set forth in the Purchase Terms, each party shall be solely responsible for and shall pay all taxes based on amounts it receives in the connection with this Agreement and will fully indemnify the other party for any failure to pay such taxes. If a party does not pay an amount payable to the other party under this Agreement on or prior to the due date, late fees shall accrue and become immediately due and payable on the outstanding unpaid balance at a rate of the lower of one and one-half percent (1.5%) per month or the highest amount permitted by law. Caliper shall have the right, at its


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                 option, to discontinue the provision of services hereunder upon ten (10) days notice (with a right to cure) if Amphora has not paid an undisputed invoice within ninety (90) days of receipt of proper invoice.

           4.5.2. SERVICES. Caliper shall invoice Amphora quarterly in advance for services provided pursuant to a Project Plan. During the first Contract Year, such invoices shall be for a minimum of [ * ] provided that Caliper has made such FTEs reasonably available to Amphora. The fees for each quarter in subsequent years shall be based on the number of hours of support scheduled to be provided for such quarter pursuant to a Project Plan. Requests at any time for Caliper support for a program in excess of the amounts set forth in the Project Plan or otherwise previously agreed upon shall be subject to mutual agreement. The parties shall reconcile any discrepancy between funding and actual Caliper time provided for each quarter within thirty (30) days after the final report for the preceding Calendar Quarter has been delivered to Amphora. Amphora shall not be responsible for any FTE costs or other fees for service except to the extent that the cost and fees have been approved in advance in a further writing signed by Amphora, (not including Amphora's obligation with respect to the four (4) FTEs for the first Contract Year as set forth in
                 Section 3.4 above) and Caliper shall not be obligated to perform any activities unless such activities have been approved by Amphora in writing.

           4.5.3. VARIABLE DATAPOINT FEES. The Datapoint fees set forth in Sections 4.2.2.1 and 4.2.2.2 shall be payable on a quarterly basis in four equal installments, subject to applicable reductions as set forth in Section 4.2.2 after the beginning of each of the four Calendar Quarters consecutively following the beginning of the first or second Production Year, as applicable. In the event that Amphora generates Datapoints in excess of [ * ] during the second Production Year, the parties shall agree on the process for reporting and payment for such Datapoints, including the timing of such payments.

           4.5.4. RECORDS AND INSPECTION. In addition to the development records required under Section 3.9, each party shall keep complete, true and accurate books of account and records sufficient to determine and establish the applicable party's compliance with its obligations under Sections 2.1, 3.6, 4.2.1, 4.2.2 and 4.4. Such books and records shall be kept reasonably accessible for three (3) years following the end of the Calendar Quarter to which they pertain. All such records maintained by a party shall be made available for inspection by the other party throughout such three (3) year period by an independent third party auditor selected by mutual agreement of the parties. Such inspections may be made at any time during a party's normal business hours upon five (5) days advance notice. The requesting party shall bear the costs and expenses of inspections conducted under this Section 4.5.4, unless a material non-compliance with this Agreement is identified, whereupon all costs of the audit paid to third parties will


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                 be paid by the audited party. In the event that an audit
                 demonstrates that payment from one party to another party is required hereunder, the paying party shall make such payment within thirty (30) days after completion of the audit, together with interest on such overpayment at the rate specified in
                 Section 4.5.1.

5.  COLLABORATION AND DEVELOPMENT.

    5.1. CUSTOM DEVELOPMENT. If Amphora would like to have Caliper develop new products or modify existing Caliper products to customize them to Amphora's specifications, then Caliper shall negotiate with Amphora in good faith regarding an agreement under which Caliper is obligated to provide such custom development services. Custom development projects may be conducted pursuant to the following general terms (the specific terms of which shall be negotiated later by the parties):

                             (a) Amphora may fund all Caliper FTEs at a rate to
                                 be mutually agreed.

                             (b) Amphora controls the project's objectives and
                                 budget, subject to Caliper's discretion as to technical feasibility and potential infringement of third party IP. The parties mutually agree on how to achieve the objectives, reasonable timelines and milestones, roles and responsibilities, etc. The parties may also agree on incentives to spur the development process.

                             (c) Caliper may have rights to commercialize
                                 resulting products. However, Amphora may have a period of exclusivity or other competitive advantage with respect to use of such products in a Screening Database Business.

                             (d) Depending on the scale of the project and other
                                 factors, the parties may negotiate some form of royalty.


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    5.2    ACCELERATED DEVELOPMENT. Amphora and Caliper may mutually agree to accelerate a product in the Caliper product development lifecycle, and the following general terms may apply: (i) Caliper may control the project's objectives, (ii) Amphora may fund less than 100% of Caliper's FTEs, and (iii) an exclusivity period may or may not apply. The parties have agreed that, subject to agreement on terms, Amphora may accelerate the development of the Twelve Sipper System and the Library Card System under this Section 5.2 (not as a custom project under Section 5.1) once such systems have entered the Laboratory Phase pursuant to terms mutually agreed by the parties. If Amphora would like to have Caliper accelerate development of any system or product, then Caliper shall negotiate with Amphora in good faith regarding an agreement under which Caliper is obligated to provide such services.

    5.3    TWELVE SIPPER AND LIBRARY CARD SYSTEMS.

           5.3.1 AVAILABILITY. Caliper currently expects that the Twelve Sipper System will enter the laboratory prototype phase of its product lifecycle (the "Laboratory Phase") by [ * ] and currently expects that the Library Card System will enter the Laboratory Phase by [ * ] (each, the "Projected Availability Date"). Caliper shall keep Amphora fully informed regarding Caliper's progress toward each of the Projected Availability Dates and shall notify Amphora promptly in writing in the event of any potential delay in either Projected Availability Date, describing in such notice Caliper's best estimate of the revised Projected Availability Date.

           5.3.2 INCENTIVE AND LATE FEES. If the Twelve Sipper System enters the Laboratory Phase by [ * ] then Amphora shall pay to Caliper a one-time incentive fee of [ * ]. If the Twelve Sipper System enters the Laboratory Phase on or after [ * ] then Caliper shall pay to Amphora a one-time late fee of [ * ]. If the Library Card System enters the Laboratory Phase by [ * ] then Amphora shall pay to Caliper a one-time incentive fee of [ * ]. If the Library Card System enters the Laboratory Phase on or after [ * ] then Caliper shall pay to Amphora a one-time late fee of [ * ]. Any incentive payments paid by Amphora under this Section shall not be counted towards Amphora's Minimums as set forth in Section 3.4 of the Intellectual Property Agreement.

6.  LICENSE FOR AMPHORA DEVELOPED PRODUCTS

    6.1.   LICENSE GRANT.


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           6.1.1. LICENSE FOR SCREENING DATABASE BUSINESS. Subject to the terms and conditions of this Agreement, Caliper hereby grants to Amphora a worldwide, non-exclusive, fully paid up, royalty free, right and license, under the Licensable Intellectual Property having an Effective Filing Date or generated prior to the third anniversary of the Effective Date to develop, make and use products for Screening, excluding all microfluidic chips and chip cartridges and any products which are substantially the same as a Product, for use for any purpose and any application (including use to practice any method or process) related or reasonably ancillary to (i) its Screening Database Business, or (ii) providing contract Screening services. Notwithstanding the foregoing, Amphora agrees that it will not exercise the license in this Section 6.1 to use a product for Screening to provide contract Screening services without obtaining Caliper's prior written consent to such development, which consent shall not be unreasonably withheld. The foregoing license grant is subject to all the terms and conditions set forth in Sections 2.3 through 2.7 of the Intellectual Property Agreement regarding license rights to Screening Products, as well as the terms and conditions set forth below in this Article 6. The rights set forth in this
                 Article 6 may not be sublicensed, shared or transferred in any manner without the prior written consent of Caliper, except as otherwise provided in Section 6.8 below and in Section 14.5 . If Caliper releases a Product after Amphora has already begun development of an Amphora Developed Product that is substantially the same as such Product, then the license set forth in this Section 6.1 shall apply to such Amphora Developed Product.

           6.1.2. LICENSE TO SELL TARGET ASSAY PROTOCOLS. Subject to the terms and conditions of this Agreement, Caliper hereby grants to Amphora a worldwide, non-exclusive, fully paid up, royalty free, right and license, under the Licensable Intellectual Property having an Effective Filing Date or generated prior to the third anniversary of the Effective Date to sell and disclose Target Assay Protocols for use with Instrument Systems and Chips offered for sale by Caliper or any Caliper Partner.

    6.2. MODIFICATIONS OF PRODUCTS. The license set forth in Section 6.1 above includes the right to modify in any way any hardware or software included in a Product purchased by Amphora from Caliper. However, if any such modification is made, all warranty and other service commitments made by Caliper in connection with the sale of the particular Product unit that has been modified will be voided, and Caliper will not be obligated to support or provide upgrades for such modified Product unit unless the parties have otherwise agreed in writing. Upon request by Amphora, Caliper will provide source code for any software (including firmware) installed on or provided with a Product purchased by Amphora. If Amphora desires any further assistance from Caliper to modify such software or develop software for an Amphora Developed Product, such assistance shall be the subject of negotiations of a collaborative development project as discussed in Section 6.4 below. In


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           addition, Amphora may reproduce the software provided with a Product for development purposes in accordance with this Article 6, provided that such reproduced software shall not be installed on any Product unit for which software was not previously purchased from Caliper.

    6.3. DEVELOPMENT OF MICROFLUIDIC CHIPS AND CHIP CARTRIDGES. Caliper reserves all rights to design and otherwise develop the microfluidic chip or chip cartridge for use with any Amphora Developed Product. In response to any request from Amphora for Caliper to perform such activities, Caliper agrees to offer Amphora terms for providing such services that are no less favorable to Amphora than those terms Caliper generally offers to third parties for similar development. In all cases Caliper shall have the right to require that the specifications for each microfluidic chip and chip cartridge be consistent with then current Caliper design standards and chip manufacturing processes.

    6.4. DEVELOPMENT OF OTHER COMPONENTS. With regard to all components other than the microfluidic chip and chip cartridge to be used with any Amphora Developed Product, Caliper shall have a right of first negotiation as described below to provide any development services which Amphora may elect to have provided on its behalf by a third party. Before discussing any such project with any third party, Amphora shall notify Caliper in writing of the project. Amphora shall provide Caliper with relevant, non-confidential information and negotiate in good faith with Caliper for at least ten (10) days regarding Caliper providing such development services. After such period, Amphora shall be free to discuss such project with any third party and enter into any development relationship that is consistent with this Agreement.

    6.5. MANUFACTURE AND SUPPLY OF MICROFLUIDIC CHIPS AND CHIP CARTRIDGES. Caliper reserves all rights to manufacture and supply each microfluidic chip and each chip cartridge for use with any Amphora Developed Product, on terms to be negotiated or established in the future.

    6.6. MANUFACTURE AND SUPPLY OF INSTRUMENTS AND OTHER COMPONENTS. With regard to instruments and other hardware for use with any Amphora Developed Product (not including prototypes or other development-stage systems), Caliper shall have a right of first refusal as described below to manufacture and supply such hardware to Amphora. Caliper shall have no rights of first refusal or negotiation, or any other preferential rights, with respect to manufacture and supply of software or reagents for use with any Amphora Developed Product. Before discussing any manufacturing and supply project with any third party, Amphora shall notify Caliper in writing of the project. Amphora shall provide Caliper with relevant, non-confidential information and negotiate in good faith with Caliper for at least ten (10) days regarding Caliper providing such manufacturing services. If Amphora and Caliper do not agree during such time period, Amphora shall not enter into any such


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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           agreement with a third party without having previously offered
           Caliper the opportunity to perform such manufacturing on substantially similar material terms as the terms offered by such third party in a term sheet. Caliper shall accept or reject to any such offer by Amphora within ten (10) days. If Caliper accepts the offer, then the parties shall make commercially reasonable efforts to enter into an agreement within thirty (30) days thereafter. Amphora may require that information disclosed to Caliper under this Section
           6.6 shall be treated as Amphora Confidential Information and shall not be subject to the license rights granted to Caliper under Article 7.

    6.7. NO SALES OF AMPHORA DEVELOPED PRODUCTS. Amphora shall not sell or otherwise provide to any third party any Amphora Developed Product, except to subcontractors for use on Amphora's behalf pursuant to
           Section 6.8 below or as otherwise set forth in Section 6.1.2.

    6.8. SUBLICENSING AND THIRD PARTIES. Amphora shall have the right to have Amphora Developed Products developed, made or used on its behalf pursuant to the license granted in Section 6.1.1 above by any third party (a "Subcontractor"), provided Amphora has complied with all the other provisions of this Article 6 in doing so, and subject to subsections 6.8.1 and 6.8.2.

           6.8.1. INFRINGING SUBCONTRACTORS. Amphora may not engage any third party in any such activities if such third party is otherwise engaged in activities that infringe Caliper Intellectual Property. So that Caliper may monitor this provision, Amphora shall disclose the name of each such third party to Caliper prior to engaging the third party and permit Caliper a reasonable time, not to exceed fifteen (15) days, to investigate and object to such third party on these grounds.

           6.8.2. SUBCONTRACTOR ACKNOWLEDGEMENT. Amphora shall require any third party engaged as a Subcontractor to enter into a written agreement with Amphora expressly agreeing to all of the same restrictions and obligations applicable to Amphora under
                 Section 2.3 of the Intellectual Property Agreement and Sections 6.3, 6.5 and 6.7 above. Amphora shall make Caliper a third party beneficiary of such provisions and shall provide Caliper with a copy of such provisions promptly following their execution. Caliper shall have the right to enforce such contractual provisions if Amphora fails to take reasonable actions to address any breach of such provisions within a reasonable time after notice of the breach.

7.  INTELLECTUAL PROPERTY AND RIGHTS TO NEW DEVELOPMENTS

    7.1. GENERAL RULES ON OWNERSHIP OF INVENTIONS. Except as otherwise provided in this Article 7, (i) each party shall solely own all inventions, works of authorship, other technology, and


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           IP, whether patentable or not, created or invented solely by its employees and/or consultants and (ii) Caliper and Amphora shall jointly own inventions, works of authorship, other technology, and IP created or invented jointly by employees and/or consultants of both parties, and neither party shall have any obligation to obtain the consent of the other party in order to exploit or license such inventions, works of authorship, technology, or IP, or any duty to account to the other party for profits obtained therefrom. Each party shall execute all documents and take all actions reasonably necessary to perfect ownership rights of the other party as provided in this
           Article 7 and to enable the filing of patent applications for assigned inventions. Inventorship of all inventions covered by this Agreement shall be determined under U.S. patent laws.

    7.2.   LABCHIP IMPROVEMENTS.

           7.2.1. PATENTED LABCHIP IMPROVEMENTS. Amphora hereby assigns to Caliper all of Amphora's right, title and interest in and to all Patent Rights to the extent claiming any LabChip Improvements. Caliper shall have the sole right to determine whether to file for any Patent Rights claiming a LabChip Improvement disclosed to Caliper pursuant to Section 7.2.2. below, and to control the prosecution and defense of any Patent Rights with respect thereto. If requested by Caliper, Amphora shall cooperate in patenting activities for such LabChip Improvements, at Caliper's expense, and shall execute any documents necessary to effect such assignment. In exchange for this assignment, Caliper hereby grants to Amphora a royalty-free, non-exclusive, non-transferable (except as provided in Section 14.5), perpetual license under such Patent Rights to use such LabChip Improvements, and have them used by others on Amphora's behalf, in Amphora's Screening Database Business, provided that no rights in any other Caliper Intellectual Property (e.g. background patents) are granted pursuant to this Section 7.2.1.

           7.2.2. UNPATENTED LABCHIP IMPROVEMENTS. For any LabChip Improvement that is not claimed in any patent application or patent, Amphora may elect either to disclose information regarding such LabChip Improvement to Caliper or to retain such information as confidential to Amphora. Caliper may use or disclose freely, without restriction under Article 8 below, any such information that Amphora discloses to Caliper. Such use or disclosure may include, without limitation, inclusion of such information in any patent application filed by Caliper.

           7.2.3. SOFTWARE PATENTS. The parties recognize that Amphora may make software inventions based upon source code provided by Caliper under Section 6.2. Amphora shall grant Caliper a royalty-free non-exclusive license under any Amphora Patent


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                 Rights claiming such inventions for use for all applications outside the Screening Database Business.

    7.3.   AMPHORA IMPROVEMENTS

           7.3.1. PATENTED AMPHORA IMPROVEMENTS. Caliper hereby assigns to Amphora all of Caliper's right, title and interest in and to all Patent Rights to the extent claiming any Amphora Improvements. Amphora shall have the sole right to determine whether to file for any Patent Rights claiming an Amphora Improvement disclosed to Amphora pursuant to Section 7.3.2. below, and to control the prosecution and defense of any Patent Rights with respect thereto. If requested by Amphora, Caliper shall cooperate in patenting activities for such Amphora Improvements, at Amphora's expense, and shall execute any documents necessary to effect such assignment. In exchange for this assignment, Amphora hereby grants to Caliper a royalty-free, non-exclusive, non-transferable (except as provided in Section 14.5), perpetual license under any such Patent Rights applicable to Target Assay Protocols to use Target Assay Protocols included in Amphora Improvements, and have them used by others on Caliper's behalf, generally in Caliper's business, but not to sell or otherwise provide such Target Assay Protocols or materially the same Target Assay Protocol to third parties; provided that no rights in any other Amphora IP (e.g. background patents) are granted pursuant to this Section 7.3.1.

           7.3.2. UNPATENTED AMPHORA IMPROVEMENTS. For any Amphora Improvement that is not claimed in any patent application or patent, Caliper may elect either to disclose information regarding such Amphora Improvement to Amphora or to retain such information as confidential to Caliper. Amphora may use or disclose freely, without restriction under Article 8 below, any such information that Amphora discloses to Caliper. Such use or disclosure may include, without limitation, inclusion of such information in any patent application filed by Amphora.

    7.4. USE OF AMPHORA MATERIALS. Amphora and/or its Affiliates may provide to Caliper pursuant to this Agreement certain compounds, substrates, reagents and other materials (collectively, the "Materials"), which are and shall remain the sole property of Amphora. Any information provided in connection with the Materials shall be treated as Confidential Information of Amphora, except as otherwise provided in this Agreement. The provision of Materials to Caliper under this Agreement does not grant Caliper any license or other right to such Materials, except the limited right to use the Materials for the sole purpose of satisfying its obligations to Amphora under this Agreement and for no other purpose, except as otherwise provided in this Agreement. Caliper understands that some Materials may have unpredictable or unknown biological and/or chemical properties and that they should be used with caution. Upon request by Amphora, Caliper shall promptly return to Amphora or


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           destroy any remaining Materials.

    7.5. NEW LAB-ON-A-CHIP PRODUCTS. The parties recognize that they have mutual interests in the development of New Lab-on-a-Chip Products; Caliper primarily for purposes of commercializing such products and Amphora primarily for purposes of using them in connection with its Screening Database Business. Caliper is granting rights under Caliper Intellectual Property in Article 6 in order to enable Amphora, not just Caliper, to pursue these types of developments. The parties also wish to encourage a spirit of open communication and collaboration between them in the early investigation of such product opportunities, while preserving the freedom in later development stages to either collaborate or pursue independent efforts. The parties expect that it may be in their mutual interests to pursue such opportunities collaboratively. However, they may review and discuss such matters on a case by case basis in the future. Accordingly, they agree as follows:

           7.5.1. DISCLOSURE AND DEVELOPMENT OF NEW LAB-ON-A-CHIP PRODUCTS. If either party is interested in pursuing development of a New Lab-on-a-Chip Product, it may do so independently or seek a collaborative development agreement with the other party on the terms contemplated in Sections 5.1 and 5.2 or other terms. Either party may choose, in its sole discretion, whether to disclose or not disclose to the other party any or all information concerning an internal project to develop a New Lab-on-a-Chip, and if so, to what extent. Any such information disclosed to the other party, whether in writing, orally or otherwise in the course of the parties' work together ("Disclosed New Lab-on-a-Chip Product Information"), shall be subject to the license granted to the other party in this
                 Section 7.5. However, even if a party elects not to disclose such information with regard to a particular project, such party acknowledges that any Patent Rights arising out of the undisclosed project will nevertheless be included in the following license grant. The parties expressly agree to this provision in order to encourage collaborative efforts and to avoid having either party be "blocked" from developing and exploiting New Lab-on-a-Chip Products by Patent Rights generated by the other party.

           7.5.2. GRANT TO CALIPER. Amphora hereby grants to Caliper a worldwide, fully paid up, royalty-free, non-exclusive, non-transferable (except as provided in this Section and Section 14.5), right and license, under (i) all Patent Rights owned or licensable by Amphora during the Term having an Effective Filing Date between the Effective Date and the expiration or termination of this Agreement, other than Patent Rights acquired by Amphora from third parties, and (ii) all Amphora trade secret and other know-how rights pertaining to Disclosed New Lab-on-a-Chip Product Information, in each case to develop, make, use and sell New Lab-on-a-Chip Products. However, New Lab-on-a-Chip Products developed pursuant to this license shall be subject to the same terms applicable to Screening Products under Article 3 of the Intellectual Property Agreement


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                 (Exclusivity for Screening Database Business) except that such terms shall apply for twenty (20) years from the Effective Date, irrespective of expiration or termination of the Intellectual Property Agreement. Caliper may sublicense such rights, subject to the foregoing exclusivity, only to third parties engaged with Caliper in the development, manufacture or sale of New Lab-on-a-Chip Products, and only if (i) such third parties expressly agree to the preceding terms, and (ii) Caliper manufactures and supplies the chip for use in such New Lab-on-a-Chip Product.

           7.5.3. GRANT TO AMPHORA. Caliper hereby grants to Amphora a worldwide, fully paid up, royalty-free, non-exclusive, non-transferable (except as provided in this Section and Section 14.5), right and license, under (i) all Patent Rights owned or licensable by Caliper during the Term having an Effective Filing Date between the Effective Date and the expiration or termination of this Agreement, other than Patent Rights acquired by Caliper from third parties, and (ii) all Caliper trade secret and other know-how rights pertaining to Disclosed New Lab-on-a-Chip Product Information, in each case
                 (a) to develop, make and use New Lab-on-a-Chip Products on the same terms and conditions applicable to Amphora Developed Products under Article 6 of this Agreement and, in addition,
                 (b) with respect to General Assay Protocols and LabChip Assays, and any portion thereof, that have been developed and made pursuant to (a) above and designed to run on instruments and microfluidic chips sold commercially by Caliper or a Caliper Partner, to sell and disclose such LabChip Assays that include Target Assay Protocols developed by Amphora (and tangible embodiments thereof other than microfluidic chips and instruments) to Amphora's Screening Database Business customers. Amphora may sublicense such rights only to third parties engaged with Amphora in the above activities, and only if such third parties expressly agree to the preceding terms.

8.  CONFIDENTIALITY; PUBLICITY

    8.1.   CONFIDENTIAL INFORMATION. During the Term, and for a period of three
           (3) years following the expiration or termination of this Agreement, each party shall maintain in confidence any and all Confidential Information received from the other party. Each party further agrees that it shall not use for any purpose not authorized under this Agreement or the Intellectual Property Agreement or disclose to any third party the Confidential Information of the other party, except that either party may disclose Confidential Information of the other party on a need-to-know basis for such purposes to its directors, officers, employees, consultants, agents and Affiliates if it shall have first required such recipients to undertake an obligation of confidentiality and non-use materially as protective as this Section
           8.1. For avoidance of doubt and except as otherwise set forth herein, Caliper is authorized to use and disclose the Confidential Information of Amphora under this Section 8.1 solely as necessary to supply Products to, and perform services for, Amphora under this Agreement. Notwithstanding the


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           provisions of this Section, each party may disclose the other party's
           Confidential Information to the extent such disclosure is reasonably necessary to comply with applicable governmental laws, regulations, or orders; provided that if a party is required to make any such disclosure of the other party's Confidential Information, it will, to the extent it may legally do so, give reasonable advance notice to such other party of such disclosure and will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding this Section 8.1, the obligations of confidentiality and non-use set forth above shall not apply to the extent that the provisions of Articles 6 or 7 grant the receiving party rights to disclose or use Confidential Information.

    8.2. PUBLICITY. Neither party shall originate any news release or other public announcement (except with regard to SEC or other financial reporting obligations) relating to this Agreement without providing the other party with the opportunity to review and provide comments regarding the contents of such announcement. With regard to SEC or other financial reporting obligations relating to this Agreement, each party shall make commercially reasonable efforts to consult with the other party prior to any public announcements.

    8.3. CONFIDENTIAL TERMS. The terms of this Agreement shall be Confidential Information. Notwithstanding the foregoing, either party may disclose this Agreement, under reasonable obligations of confidentiality and non-use on a need-to-know basis, to investors and their representatives in a private or public financing transaction, to potential acquirers or targets and their representatives in a corporate change of control transaction, otherwise in connection with a merger, acquisition of stock or assets, proposed merger or acquisition, or the like, as advisable or required by law (including but not limited to the filing of this Agreement as an exhibit to a document filed with the Securities and Exchange Commission), order or regulation of a governmental agency, to legal counsel of such parties, or in connection with the enforcement of this Agreement or rights under this Agreement. The disclosing party shall provide written notice to the other party of any such disclosure advisable or required by law, order or regulation of a governmental agency, reasonably in advance if practical. If either party intends to file this Agreement with the Securities and Exchange Commission, such party agrees to provide the other party with a copy of the proposed filing for review and comment at least ten days in advance of the filing date. The disclosing party shall not unreasonably withhold its acceptance of any comments made by the other party within such period.


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9.  REPRESENTATIONS AND WARRANTIES

    9.1. GENERAL WARRANTIES. Each Party hereby represents and warrants to the other that the statements made in this Section 9.1 are true and correct as of the Effective Date:

           9.1.1. AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement by such Party and the performance of its obligations hereunder and its consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of such party in accordance with applicable law. This Agreement, when executed and delivered by such party, will constitute a valid and legally binding obligation of such party, enforceable in accordance with its terms.

           9.1.2. NO DEFAULT. The execution and delivery of this Agreement does not, and the consummation of the transactions and performance of the obligations by such party under this Agreement, including the disclosure of any information to the other party, will not: (i) result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance, in each case as in effect as of the Effective Date, applicable to such party, its Affiliates, or an IP owned or licensed to such party or its Affiliates; (ii) conflict with any provision of the bylaws or articles of incorporation of such party or its Affiliates; (iii) result in any breach or default (with or without notice or lapse of time, or both) under any agreement, contract, or other instrument to which such party or its Affiliate is a party; or (iv) result in the creation of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on any IP owned or licensed to such party or its Affiliates.

           9.1.3. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or any other person or entity, is required by or with respect to such party or its Affiliates in connection with the execution or delivery of this Agreement or the consummation of the transactions or performance of the obligations by Caliper or its Affiliates under this Agreement.

    9.2. ADDITIONAL WARRANTIES BY CALIPER. Caliper hereby represents and warrants to Amphora that the statements made in this Section 9.2 are true and correct as of the Effective Date:

           9.2.1. NO NOTICE OF INFRINGEMENT. Caliper has not received notice from any person or entity claiming that the manufacture, use, sale, offer for sale, importation, or other exploitation of any Product infringes or misappropriates the IP of any Person (nor has Caliper determined that there is any reasonable basis therefor), nor has Caliper received


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                 notice from any Person claiming that the exploitation of any
                 Product constitutes unfair competition or trade practices under the laws of any jurisdiction. Without limiting the foregoing, no claims with respect to any Product have been communicated to Caliper challenging the ownership or validity of Caliper's rights in or to the Products.

           9.2.2. LITIGATION. There is no action, suit, proceeding, claim or governmental investigation pending or, to Caliper's knowledge, threatened, against Caliper related to any Product.

10. DISCLAIMERS; LIMITATION OF LIABILITY

    10.1. CALIPER DISCLAIMER. EXCEPT AS SET FORTH IN THIS AGREEMENT, INCLUDING THE PURCHASE TERMS OR THE INTELLECTUAL PROPERTY AGREEMENT, THE PROVISIONS OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS A PRODUCT WARRANTY BY CALIPER OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY CALIPER TECHNOLOGY, PRODUCT OR OTHER PRODUCTS DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT. Caliper shall not be liable to Amphora for any personal injury or property damage resulting from use of any Product in a manner that is not recommended by Caliper and is not reasonably contemplated or intended, except in the case of gross negligence by Caliper, its Affiliate or the designee of Caliper or its Affiliate.

    10.2. AMPHORA DISCLAIMER. AMPHORA MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, AND AMPHORA HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Caliper acknowledges that some of the targets and/or Materials to be provided to Caliper pursuant to this Agreement are for research purposes. Caliper acknowledges that such targets and/or Materials can carry risks and must be handled appropriately. Amphora shall not be liable to Caliper for any personal injury or property damage resulting from the use or handling of such targets and/or Materials, except in the case of gross negligence by Amphora or its Affiliate.

    10.3. NO RELIANCE. Neither party has relied upon any representations or warranties of the other party in entering into this Agreement except as set forth in this Agreement or the Intellectual Property Agreement.


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    10.4.  LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A BREACH OF SECTION
           8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

11. INDEMNIFICATION

    11.1. INDEMNIFICATION. Each party (the "Indemnitor") agrees to indemnify, defend and hold harmless each of the other party and its Affiliates, and the directors, officers, employees, agents, and contractors, of each of such party and its Affiliates, and the successors and assigns of any of the foregoing (the "Indemnitees"), from and against any and all liabilities, damages, settlements, claims, actions, suits, proceedings, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any Indemnitee, based upon a claim of a third party arising from or occurring as a result of (i) a breach by the Indemnitor of any representation, warranty, or covenant under this Agreement; (ii) where Caliper is the Indemnitor, the infringement of a third party's IP as a result of the purchase or use of any Product or deliverable provided by Caliper or its Affiliate or designee; or (iii) the negligence or willful misconduct of the Indemnitor, its Affiliates, or its designees that perform services hereunder.

    11.2.  PROCEDURE. If a party intends to claim indemnification under this
           Section 11, it shall promptly notify the Indemnitor in writing of any claim, action, or proceeding (each an "Action") in respect of which an Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Action. The indemnification under this Article 11 shall not apply to amounts paid with respect to settlement of any Claim if such settlement is effected without the consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable period of time after the commencement of any Action, if prejudicial to the Indemnitor's ability to defend such Action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article 11 with respect to such Action, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability to any Indemnitee otherwise than under this Article 11. Without limiting the foregoing, the Indemnitee shall keep the Indemnitor reasonably informed of the progress of any Action for


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           which the Indemnitee intends to claim indemnification under this
           Article 11. The Indemnitor shall not be responsible for any costs or expenses incurred by an Indemnitee without the Indemnitor's prior written consent, which consent will not be unreasonably withheld or delayed.

12. TERM AND TERMINATION

    12.1. TERM. The term of this Agreement ("Term") shall begin on the Effective Date and end at the end of the Exclusivity Period as defined in the Intellectual Property Agreement, unless extended or earlier terminated pursuant to this Article 12 or modified by mutual written agreement of the parties pursuant to Section 14.5.

    12.2. TERMINATION BY EITHER PARTY. This Agreement may be terminated prior to the expiration of the Term only in accordance with one of the following paragraphs:

           12.2.1. Either party may terminate this Agreement upon written notice to the other party in the event of a material breach of this Agreement by such other party; provided, however, that prior to any such termination, the terminating party shall have provided the other party with written notice of the circumstances constituting such breach and such other party shall have failed to cure such breach within a period of ninety (90) days thereafter. The foregoing shall not limit a party's right to seek any other remedies available to it, such as monetary damages and specific performance, without termination of this Agreement.

           12.2.2. Either party may terminate this Agreement immediately upon written notice to the other party if the other party is dissolved.

    12.3. SURVIVING OBLIGATIONS. No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. With respect to Article 6 and Section 7.5, the rights granted therein shall survive, subject to the related terms and conditions in such sections, only with respect to Amphora Developed Products and New Lab-on-a-Chip Products for which development was initiated during the Term. The provisions of Sections 3.9, 3.10, 4.5.1, 4.5.4, 8.1, 8.3, 10.4, and Articles 11, 12, 13 and
           14, and the reconciliation and reimbursement obligations in Section
           4.5.2 together with any provisions required for their interpretation or enforcement, shall survive the expiration or termination of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13. DISPUTE RESOLUTION

    13.1. ESCALATION. If the parties are unable to resolve any dispute between them arising out of or in connection with this Agreement, either party may, by written notice to the other, have such dispute referred for attempted resolution by good faith negotiations between an executive of Caliper and an executive of Amphora (each at the vice president level or higher). Such negotiations shall commence within thirty (30) days after such notice is received by the other party, but neither party shall be obligated to negotiate for more than ninety (90) days. If the parties should resolve such dispute or claim, a memorandum setting forth their agreement will be prepared and signed by both parties if requested by either Party.

    13.2. ARBITRATION. Caliper and Amphora agree that any dispute arising out of or related to this Agreement, or the validity, enforceability, construction, performance or breach hereof, which is not settled by the parties in accordance with Section 13.1 shall be settled by binding arbitration under the then current rules of the American Arbitration Association. The venue of such arbitration shall be Santa Clara county, CA. The arbitration shall be conducted by a panel of three (3) arbitrators appointed in accordance with such rules. Unless the decision involves the termination of or otherwise prejudices any rights of Amphora arising out of this Agreement, the decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of any arbitration proceedings, including administrative fees and fees of the arbitrator(s), shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' and expert fees.

14. MISCELLANEOUS

    14.1 ASSIGNMENT IN BANKRUPTCY. Notwithstanding anything to the contrary, each party (the "First Party") hereby consents to the assumption of this Agreement by the other party (the "Second Party") in any case under chapter 11 of the United States Bankruptcy Code to the extent that such consent is required under 11 U.S.C. Section 365(c)(1), but only if the Second Party is otherwise entitled to assume this Agreement under the requirements of the Bankruptcy Code. The sole purpose of the foregoing consent is to overcome any restriction imposed by 11 U.S.C. Section 365(c)(1) on the Second Party's assumption of this Agreement in a chapter 11 case concerning the Second Party. It is not intended to limit any other rights of the First Party under this Agreement or any provision of the Bankruptcy Code, including, without limitation, 11 U.S.C. Section 365(c)(1). The foregoing consent applies only to the assumption of the Agreement by the Second Party and does not apply to the Second Party's assignment


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           of this Agreement or any rights hereunder to a third party, which shall remain subject to all of the terms and conditions of Section
           14.5 of this Agreement.

    14.2 ARTICLE AND SECTION HEADINGS, LANGUAGE AND CONSTRUCTION. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to "Articles," "Sections" and "Exhibits" refer to the articles, sections and exhibits of this Agreement. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement. The words "include" and "including" when used herein are not exclusive and mean "include, without limitation" and "including, without limitation," respectively. This Agreement has been negotiated by the parties and their respective counsel. Accordingly, this Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

    14.3 GOVERNING LAW. THIS AGREEMENT, AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OF CALIFORNIA OR ANY OTHER JURISDICTION.

    14.4 INDEPENDENT CONTRACTORS. The relationship of Caliper and Amphora established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any relationship other than independent contractors. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

    14.5 ASSIGNMENT. Neither Party may assign or otherwise transfer this Agreement or any of its rights or licenses hereunder without the prior written consent of the other Party hereto, except to a party that succeeds to all or substantially all of such Party's business or assets, whether by sale of stock or assets, merger, operation of law or otherwise; provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement and to continue for one year after the date of the transfer to actively pursue the business of, in the case of Amphora, using Screening Products for performing Screening Database Business and, in the case of Caliper, development, manufacture and sale of microfluidic products. Any other attempt by a Party to assign or otherwise transfer this Agreement shall be null and void without the prior written consent of the other Party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    14.6 MODIFICATION. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both parties. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both parties.

    14.7 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

    14.8 FORCE MAJEURE. Neither Party shall be liable to the other for, and non-performance shall be excused as a result of, delays or failures in performance resulting from causes beyond its reasonable control, including earthquakes, fires, riots or civil disturbances, acts of war, acts of God, power disruptions, inability to obtain products, materials or supplies, acts of government or its agencies, including laws, regulations, or judicial action, strikes or other labor disputes or disturbances, or communication, utility or transportation failures.

    14.9 NOTICES. Any notice or other communication required by this Agreement shall be made in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier; and shall be deemed to have been served on the date received by the addressee at such address as may from time to time be designated to the other Party in writing:

           If to: Caliper
           Caliper Technologies Corp.
           605 Fairchild Drive
           Mountain View CA 94043-2234
           Attn: Senior Director, Legal Affairs and Corporate Development
           Telefax: 650.623.0500


           If to: Amphora
           Amphora Discovery Corp.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           209 Sierra Drive
           Chapel Hill, NC 27514
           Attn: Martin Haslanger
           Telefax: 919.933.6506

    14.10 ENTIRE AGREEMENT. The parties acknowledge that this Agreement, the Related Agreements, and the Exhibits of each such agreement, set forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous discussions, agreements and writings in respect hereto, including without limitation the term sheet.

    14.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.

CALIPER TECHNOLOGIES CORP.                  AMPHORA DISCOVERY CORP.


By: /s/ Daniel Kisner                       By:/s/ Martin Haslanger
    --------------------------------           --------------------------------

Name:Daniel Kisner                          Name:Martin Haslanger
     -------------------------------             ------------------------------

Title: Pres./CEO                            Title:President & CEO
      ------------------------------              -----------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A
                                 PURCHASE TERMS

1. SOLUTIONS AGREEMENT. These Purchase Terms are hereby incorporated into and shall be considered a part of this Agreement. All purchases by Amphora of Products that are listed in Exhibit B of this Agreement ("Existing Products") shall be subject only to the terms and conditions of this Agreement, including these Purchase Terms.

2. DELIVERY. Unless otherwise specified in writing by Amphora, shipments shall be F.O.B. place of shipment. Caliper shall ship all Existing Products prepaid, properly insured. Title of Existing Products shipped and risk of loss or damage shall pass from Caliper to Amphora upon Caliper's delivery of Existing Products to the common carrier specified by Amphora or reasonably chosen by Caliper, if not specified by Amphora. Caliper shall preserve, package, handle, and pack the Existing Products so as to protect the Existing Products from loss or damage, in conformance with good commercial practices, Amphora specifications (if any), government regulations, and other applicable standards. Caliper shall be responsible for any loss or damage due to its failure to properly preserve, package, or handle the Existing Products. Each Existing Product delivered to Amphora shall include a packing list which contains at least an Amphora Purchase Order Number, Caliper's part number and description, quantity of Existing Products shipped, and date of shipment. The purchase price for Existing Products shall be as set forth in this Agreement. All applicable taxes, freight, packaging, insurance, handling and other charges will be added to and separately itemized in the invoice.

3. COMPLIANCE WITH LAW. Amphora will use the Existing Product(s) purchased hereunder in compliance with all applicable laws and regulations.

4. RETURN MATERIAL AUTHORIZATION. Caliper warrants the Warranty Products (as defined below) to be free from defects in material and workmanship for the duration of the Warranty Period (as defined below). If any Warranty Product is found to have such a defect, Amphora or its designee shall have the right to return the Warranty Product to Caliper during the following timeframes: for Warranty Products other than Instrument Systems, at any time during the Warranty Period, and for Warranty Products that are Instrument Systems, prior to the earlier of (i) fifteen (15) days after receipt, or (ii) installation. Upon return of a Warranty Product by Amphora pursuant to the foregoing sentence, Caliper shall provide a replacement, credit or refund, at Amphora's option, provided that a refund or credit shall not be available for Instruments Systems. Subject to the following, any Warranty Product returned to Caliper shall be accompanied by a Return Material Authorization (RMA). Unless further verification is reasonably required by Caliper, Caliper shall issue an RMA within three (3) business days of Amphora's request for return of a noncomplying Warranty Product. If further verification is so required or if Caliper would like to attempt to repair the Warranty Product, Caliper may come to Amphora's facility for such purposes provided that, if desired by Amphora, an RMA shall be supplied by Caliper to Amphora within ten (10) business days of Amphora's request for return of the noncomplying Warranty Product if Caliper has failed to repair


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Warranty Product or establish that the Warranty Product is not defective, by such time. If Caliper fails to provide the RMA, and the Warranty Product has not been repaired within the foregoing timeframes, Amphora shall have the right to return the Warranty Product without an RMA. Amphora shall additionally have the right, at its sole option and Caliper's sole cost, to require Caliper to repair the nonconforming Warranty Product pursuant to the terms of Section 6 below. Caliper shall bear the freight and insurance charges of any Warranty Product returned by Amphora under this Section, if properly rejected by Amphora.

5. CHIP AND INSTRUMENT WARRANTIES. Caliper warrants that, (i) with respect to Existing Products that are Instrument Systems, for a period until the earlier of one year from the completion of installation testing or fifteen (15) months from the date of delivery in good condition to Amphora in accordance with this Agreement, and (ii) with respect to Existing Products that are Chips, for a period until three (3) months from the date of delivery in good condition of a Chip to Amphora in accordance with this Agreement (each, a "Warranty Period"), the Existing Products that are Instrument System(s) or Chips (each, a "Warranty Product") purchased by Amphora hereunder will be free from defects in material and workmanship, and will perform in accordance with Specifications. If the Warranty Product fails to comply with the warranty in this Section 5 during the Warranty Period and the Warranty Product has not been returned pursuant to
Section 4, Caliper will (i) for Warranty Products that are Instrument Systems, repair or replace them, at Caliper's option and at Caliper's expense, within the time frames set forth in Section 6 below, and (ii) for Warranty Products that are Chips, Caliper will replace them upon completion of its review of the warranty claim as contemplated in Section 4.2.2.3 of this Agreement, but in no event later than thirty (30) days after the claim has been submitted by Amphora, provided that Caliper shall make commercially reasonable efforts to replace defective Chips prior to the end of such thirty (30) day period. If the Warranty Product has been returned pursuant to Section 4, the remedy shall be as set forth therein. If the Warranty Product becomes damaged, or the performance of the Warranty Product otherwise deteriorates due to solvents and/or reagents other than those supplied or expressly recommended by Caliper or otherwise materially similar to those supplied or expressly recommended by Caliper, Caliper will repair or replace the Warranty Product, at Amphora's option and at Amphora's expense. No such repairs or replacement will extend the original Warranty Period. This Warranty does not apply to any Warranty Product or part which has been (a) the subject of an accident, misuse, or neglect after shipment to Amphora in accordance with this Agreement, (b) modified or improperly repaired by a party other than Caliper or its authorized representative, or (c) used in a manner which is not in accordance with the instructions contained in the Warranty Product User's Manual; provided that such use is not a reasonably contemplated use of the Warranty Product. This warranty does not cover Amphora-installed accessories or Amphora-installed consumable parts for the Warranty Product that are listed in the Warranty Product User's manual; provided that such accessories and consumables are not themselves Warranty Products. All claims under Caliper's warranty must be made within thirty (30) days of Amphora's discovery of the defect. Except for Caliper's right to obtain a credit or refund as provided under Section 4, Caliper's obligations under this warranty are limited to repair or replacement as necessary to


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

correct those defects in material and/or workmanship or failures of the Warranty Product to meet the Specifications of which Caliper is notified within thirty
(30) days after the expiration of the Warranty Period. All repairs and replacements performed by Caliper under this warranty will be performed by Caliper at Caliper's sole expense, it being acknowledged that proper repairs and maintenance by Amphora will not void the warranty. Except pursuant to written terms signed by an officer of Caliper, no agent, employee, or representative of Caliper has any authority to bind Caliper to any affirmation, representation, or warranty concerning the Warranty Product that is not contained in Caliper's printed product literature or the Specifications. Any such affirmation, representation, or warranty made by any agent, employee, or representative of Caliper not pursuant to written terms signed by an officer of Caliper will not be binding on Caliper. Caliper makes no warranty whatsoever with regard to products or parts furnished by third parties, unless such product or part is provided by Caliper as part of a Warranty Product. This warranty is limited to the original location of installation and is not transferable, except that (a) this warranty shall apply in Mountain View and North Carolina to the initial Instrument Systems purchase that will be first installed in Mountain View and then transferred to North Carolina and (b) this warranty shall apply notwithstanding any transfer made by Caliper or by Amphora's representatives that have been certified as having received the appropriate training from Caliper, which training and certification Caliper shall make reasonably available to Amphora pursuant to the terms of Article 3 of this Agreement. This warranty is the sole and exclusive warranty as to the Instrument System and is in lieu of any other express or implied warranties, including, without limitation, any implied warranty of merchantability or fitness for a particular purpose and is in lieu of any other obligation on the part of Caliper. THIS PARAGRAPH STATES AMPHORA'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY. IN NO EVENT SHALL CALIPER BE LIABLE FOR ANY USE, OR INABILITY TO USE, BY AMPHORA OF THE PRODUCT(S) EXCEPT THAT CALIPER SHALL BE OBLIGATED TO PERFORM ITS RESPONSIBILITIES SET FORTH IN THESE PURCHASE TERMS; NOR SHALL CALIPER BE LIABLE FOR ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES ARISING FROM OR IN CONNECTION WITH ITS ACTIVITIES UNDER THESE PURCHASE TERMS, INCLUDING WITHOUT LIMITATION ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES FOR LATE DELIVERY OF THE PRODUCT(S), EXCEPT AS OTHERWISE SET FORTH IN THE SOLUTIONS AGREEMENT.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6. INSTRUMENT REPAIR AND MAINTENANCE. Caliper shall respond to Amphora's initial call for service for an Instrument System with a telephone call to Amphora by a qualified Caliper technical service representative within four (4) of Caliper's normal business hours after Amphora's call. Caliper shall have a qualified Caliper technical service representative at Amphora's site, if Amphora is experiencing a warranty or maintenance issue with an Instrument System, within seventy-two (72) hours of Amphora's request for warranty or maintenance services on an Instrument System, subject to any force majeure event as set forth in this Agreement. Upon arrival, the service representative shall work diligently toward resolution of the warranty or maintenance issue. Caliper shall make commercially reasonable efforts to repair an Instrument System within five (5) business days of Amphora's request for warranty or maintenance services, it being acknowledged that what constitutes reasonable efforts will take into account any force majeure event or extraordinary damage. If not corrected within such time period, Caliper will continue to use commercially reasonable efforts to correct the problem as soon as reasonably practicable. If the Existing Product is under warranty, Caliper shall install a replacement product within forty-five (45) days after Amphora's request for warranty services if the defect has not been remedied by such time. The foregoing warranty repairs shall be at no charge to Amphora during the Warranty Period. Caliper shall provide to Amphora any additional support services for the applicable Existing Products that Caliper provides generally to its customers upon the terms generally provided to its customers. The Warranty Period for any Warranty Product replaced under this warranty shall begin upon the installation or delivery in good condition of the replaced Warranty Product, as provided in Section 5.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B
                           CALIPER SCREENING PRODUCTS

HTS 250 PRODUCT CATALOG:

     PRODUCT                                 SYSTEM

     CALIPER 250 CORE SYSTEM
                                             MOBILITY SHIFT AND FLUOROGENIC
     -2-CCD Detection                        SCREENING SYSTEM
     -Blue and Red excitation lasers         -Caliper 250 Core System
     -16V+1P Power and Pressure Controller   -Option 1*: Environmental
                                             Control and Multi-Plate Handling
     -Computer System                        -Option 2*: Addition of UV
                                              Excitation and Detection
     -X-Y-Z robot system w/controller        -Fluorogenic Analysis Module
     -Next Gen Instrument Control and Data   -Off-Chip Mobility Shift Analysis
     Acquisition Software                    Module
     -Includes 3 Training Credits

     OPTION 2*: ADDITION OF UV
     EXCITATION AND DETECTION                MOBILITY SHIFT SCREENING SYSTEM
     -355nM Excitation and Detection         -Caliper 250 Core System
                                             -Option 1*: Environmental Control
                                             and Multi-Plate Handling
                                             -Off-Chip Mobility Shift Analysis
                                             Module
     ANALYSIS SOFTWARE

     -4-Sipper Fluorogenic Chip              MOBILITY SHIFT AND FLUOROGENIC
     -Fluorogenic Price/Datapoint            DEVELOPMENT SYSTEM
                                             -Caliper 250 Core System
                                             -Option 2*: Addition of UV
                                             Excitation and Detection
                                             -Fluorogenic Analysis Module
                                             -Off-Chip Mobility Shift Analysis
                                             Module

                                             MOBILITY SHIFT DEVELOPMENT SYSTEM
                                             -Caliper 250 Core System
                                             -Off-Chip Mobility Shift Analysis
                                             Module


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C
                               INSTRUMENT PRICING

TABLE A
-------

# OF INSTRUMENT SYSTEMS*                       DISCOUNT OFF [ * ]
---------------------------------------------- -------------------------------------------
[ * ]                                          [ * ]
---------------------------------------------- -------------------------------------------
[ * ]                                          [ * ]
---------------------------------------------- -------------------------------------------
[ * ]                                          [ * ]
---------------------------------------------- -------------------------------------------
[ * ]                                          [ * ]
---------------------------------------------- -------------------------------------------
[ * ]                                          [ * ]
---------------------------------------------- -------------------------------------------

BY WAY OF EXAMPLE, THE FIRST CLASS I INSTRUMENT SYSTEM PURCHASED BY AMPHORA DURING THE FIRST CONTRACT YEAR [ * ]. THE [ * ] CLASS I INSTRUMENT SYSTEM PURCHASED BY AMPHORA IN THE SAME CONTRACT YEAR SHALL BE PRICED AT A [ * ]. THE DISCOUNT RATE FOR CLASS II INSTRUMENT SYSTEMS SHALL BE DETERMINED IN THE SAME MANNER AS THE FOREGOING. THE RATE SCHEDULE SHALL RESET TO [ * ] DISCOUNT FOR EACH CLASS AT THE BEGINNING OF THE SECOND CONTRACT YEAR.

TABLE B
-------

CURRENT INSTRUMENT SYSTEMS
----------------------------------------------------------------
CLASS I
----------------------------------------------------------------
  -- CALIPER 250 MOBILITY SHIFT AND FLUOROGENIC SCREENING
SYSTEM
----------------------------------------------------------------
  -- CALIPER 250 MOBILITY SHIFT SCREENING SYSTEM
----------------------------------------------------------------
CLASS II
----------------------------------------------------------------
  -- CALIPER 250 MOBILITY SHIFT AND FLUOROGENIC DEVELOPMENT
SYSTEM
----------------------------------------------------------------
  -- CALIPER 250 MOBILITY SHIFT DEVELOPMENT SYSTEM
----------------------------------------------------------------

* THE AGGREGATE NUMBER OF CURRENT AND FUTURE INSTRUMENT SYSTEMS ORDERED WITHIN EACH CLASS OF INSTRUMENT SYSTEMS AND WITHIN THE FIRST OR SECOND CONTRACT YEAR

** [ * ].


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.